EXHIBIT 99.1

Marlin Business Services Corp. Reports Fourth Quarter and Year-End 2013 Earnings and a Cash Dividend of $0.11 per Share

Fourth Quarter and Full Year Highlights:

  Net income of $16.2 million and net income on an adjusted basis of $17.5 million (excluding one-time charges) for the full year up 39% and 50%, respectively, year-over-year
  New lease originations of $90.9 million for the fourth quarter of 2013, and $349.5 million for the full year, up 8% year-over-year for the full year
  Return on average assets of 2.45% (2.65% excluding one-time charges) and return on average equity of 9.31% (10.04% excluding one-time charges) for the full year
  Risk adjusted net interest and fee margin of 11.09% for the quarter
  $503.0 million of insured deposits, up 33% year-over-year
  Strong capital position, equity to assets ratio of 23.22%
  Total risk-based capital ratio of 27.15%
  Efficiency ratio for the full year improved to 54% (51% excluding one-time charges), compared to 60% for 2012

MOUNT LAUREL, N.J., Feb. 5, 2014 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported fourth quarter 2013 net income of $3.4 million, or $0.26 per diluted share, compared to $3.6 million, or $0.28 per diluted share, for fourth quarter 2012.

Net income on an adjusted basis (excluding the impact from adjustments related to a one-time charge due to the departure of Marlin's Chief Operating Officer) is $4.7 million, or $0.36 per diluted share.

For the year ended December 31, 2013, net income is $16.2 million, or $1.25 per diluted share, compared to $11.7 million for the year ended December 31, 2012. Net income on an adjusted basis is $17.5 million, or $1.35 per diluted share.

"In 2013, we delivered strong asset growth and profit performance and increased returns on capital" said Daniel P. Dyer, Co-founder and Chief Executive Officer. "Our financial strength provides the capacity to grow our business and the flexibility to return capital to our shareholders. Looking ahead, Marlin is well positioned to serve the financing needs of the small and mid-size business market, and we remain focused on our unique value proposition and steadfast commitment to our customers' success."

Fourth quarter 2013 lease production is $90.9 million based on initial equipment cost, compared to $86.1 million in the third quarter of 2013 and $87.8 million in fourth quarter of 2012. Full year lease origination volume is $349.5 million, an 8% increase year-over-year.

Net interest and fee margin of 13.36% is down slightly, 8 basis points from the third quarter of 2013, and is down 18 basis points from the fourth quarter of 2012. The Company's cost of funds remained stable at 76 basis points compared to 75 basis points for the third quarter of 2013 and improved 48 basis points from the fourth quarter of 2012. The improvement resulted from the Company's use of lower-cost insured deposits issued by the Company's subsidiary, Marlin Business Bank, as its primary funding source. For the full year, net interest and fee margin remained the same at 13.42% as compared to the prior year.

The allowance for credit losses as a percentage of total finance receivables is 1.42% at December 31, 2013, and represents 264% of total 60+ day delinquencies.

Finance receivables over 30 days delinquent are 1.08% of the Company's lease portfolio as of December 31, 2013, 25 basis points higher than at the end of the third quarter of 2013. The increase in 30+ delinquencies is a result of timing and seasonality. Finance receivables over 60 days delinquent are 0.47% of the Company's lease portfolio as of December 31, 2013, up slightly, 2 basis points from 0.45% at September 30, 2013. Fourth quarter net charge-offs are 1.30% of average total finance receivables versus 1.55% for the third quarter ended September 30, 2013 and 1.26% a year ago.

The Company's efficiency ratio is 56.9% and on an adjusted basis is 47.0% for the quarter ended December 31, 2013 compared to an efficiency ratio of 49.8% for the quarter ended September 30, 2013 and 53.5% for the quarter ended December 31, 2012. For the full year the efficiency ratio is 53.6% and on an adjusted basis is 51.0% compared to an efficiency ratio of 60.0% for 2012.

At December 31, 2013, the Company's consolidated equity to assets ratio is 23.22%. At December 31, 2013, the Company's risk based capital ratio is 27.15%, which is well above regulatory requirements.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

The Board of Directors of Marlin Business Services Corp. today declared a $0.11 per share quarterly dividend. The dividend is payable February 27, 2014, to shareholders of record on February 17, 2014. Based on the closing stock price on February 4, 2014, the annualized dividend yield on the Company's common stock is 1.77%.

Conference Call and Webcast

We will host a conference call on Thursday, February 6, 2014 at 9:00 a.m. ET to discuss the Company's fourth quarter 2013 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Regulation G – Non-GAAP Financial Measures

In this release the Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company defines net income on an adjusted basis as net income excluding the one-time after-tax charge due to the departure of Marlin's Chief Operating Officer. The Company believes that net income on an adjusted basis is a useful performance metric for management, investors and lenders, because it means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2013	2012

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 3,534	$ 2,472
Interest-earning deposits with banks	82,119	62,498
Total cash and cash equivalents	85,653	64,970
Restricted interest-earning deposits with banks	1,273	3,520
Securities available for sale (amortized cost of $5.8 million and $4.8 million at
December 31, 2013 and December 31, 2012, respectively)	5,387	4,845
Net investment in leases and loans	597,075	503,017
Property and equipment, net	2,265	1,970
Property tax receivables	377	397
Other assets	10,177	23,629
Total assets	$ 702,207	$ 602,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 503,038	$ 378,188
Long-term borrowings	—	15,514
Other liabilities:
Sales and property taxes payable	4,035	4,505
Accounts payable and accrued expenses	14,220	12,062
Net deferred income tax liability	17,876	17,829
Total liabilities	539,169	428,098

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,994,758 and 12,774,829 shares issued and outstanding at December 31, 2013
and December 31, 2012, respectively	130	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	91,730	87,494
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income (loss)	(257)	55
Retained earnings	71,437	86,575
Total stockholders' equity	163,038	174,250
Total liabilities and stockholders' equity	$ 702,207	$ 602,348

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(Dollars in thousands, except per-share data)

Interest income	$ 16,610	$ 14,404	$ 63,685	$ 52,975
Fee income	3,657	3,122	13,390	11,976
Interest and fee income	20,267	17,526	77,075	64,951
Interest expense	1,087	1,465	4,545	6,882
Net interest and fee income	19,180	16,061	72,530	58,069
Provision for credit losses	3,257	2,373	9,617	5,920
Net interest and fee income after provision for credit losses	15,923	13,688	62,913	52,149

Other income:
Insurance income	1,352	1,042	4,924	4,101
Loss on derivatives	—	(5)	(2)	(6)
Other income	476	750	1,676	1,869
Other income	1,828	1,787	6,598	5,964
Other expense:
Salaries and benefits	8,137	6,179	27,680	24,862
General and administrative	3,807	3,374	14,725	13,547
Financing related costs	297	213	1,106	850
Other expense	12,241	9,766	43,511	39,259
Income before income taxes	5,510	5,709	26,000	18,854
Income tax expense	2,084	2,064	9,769	7,157
Net income	$ 3,426	$ 3,645	$ 16,231	$ 11,697

Basic earnings per share	$ 0.26	$ 0.29	$ 1.26	$ 0.92
Diluted earnings per share	$ 0.26	$ 0.28	$ 1.25	$ 0.91

Cash dividends declared per share	$ 0.11	$ 0.08	$ 2.42	$ 0.28

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Dollars in thousands)		(Dollars in thousands)
	(Unaudited)		(Unaudited)

Net income as reported	$3,426	$3,645	$16,231	$11,697

Deduct:
One time charge	(2,076)	—	(2,076)	—
Tax effect	797	—	797	—
One time charge, net of tax	(1,279)	—	(1,279)	—
Net Income on an Adjusted Basis	$4,705	$3,645	$17,510	$11,697

Diluted earnings per share as reported	$0.26	$0.28	$1.25	$0.91
Diluted earnings per share on an adjusted basis	$0.36	$0.28	$1.35	$0.91

Return on Average Assets as reported	1.98%	2.48%	2.45%	2.18%
Return on Average Assets on an adjusted basis	2.72%	2.48%	2.65%	2.18%

Return on Average Equity as reported	8.46%	8.44%	9.31%	6.96%
Return on Average Equity on an adjusted basis	11.62%	8.44%	10.04%	6.96%

Efficiency Ratio as reported	56.9%	53.5%	53.6%	60.0%
Efficiency Ratio on an adjusted basis	47.0%	53.5%	51.0%	60.0%

Net Income on an Adjusted Basis is defined as net income excluding the one time charge related to the departure of Marlin's Chief Operating Officer.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013

Net Income:
Net Income	$3,645	$3,651	$4,467	$4,687	$3,426

Annualized Performance Measures:
Return on Average Assets	2.48%	2.38%	2.74%	2.73%	1.98%
Return on Average Stockholders' Equity	8.44%	8.35%	9.98%	10.32%	8.46%

EPS Data:
Net Income Allocated to Common Stock	$3,497	$3,516	$4,292	$4,537	$3,294
Number of Shares - Basic	12,238,081	12,301,998	12,365,622	12,429,065	12,493,370
Basic Earnings per Share	$0.29	$0.29	$0.35	$0.37	$0.26

Number of Shares - Diluted	12,331,766	12,394,959	12,461,892	12,516,186	12,560,018
Diluted Earnings per Share	$0.28	$0.28	$0.34	$0.36	$0.26

Cash Dividends Declared per share	$0.08	$0.10	$0.10	$2.11	$0.11

New Asset Production:
# of Sales Reps	114	118	121	115	124
# of Leases	6,500	6,293	6,931	6,223	6,265
Leased Equipment Volume	$87,771	$80,944	$91,448	$86,146	$90,923

Approval Percentage	67%	67%	67%	65%	67%

Average Monthly Sources	1,207	1,132	1,247	1,146	1,166

Implicit Yield on New Leases	12.56%	12.29%	12.34%	11.86%	11.65%

Net Interest and Fee Margin:
Interest Income Yield	12.15%	11.98%	11.86%	11.73%	11.57%
Fee Income Yield	2.63%	2.52%	2.38%	2.46%	2.55%
Interest and Fee Income Yield	14.78%	14.50%	14.24%	14.19%	14.12%
Cost of Funds	1.24%	1.00%	0.88%	0.75%	0.76%
Net Interest and Fee Margin	13.54%	13.50%	13.36%	13.44%	13.36%

Average Total Finance Receivables	$474,225	$502,850	$530,463	$555,422	$574,132
Average Net Investment in Leases	$473,699	$502,330	$529,910	$554,783	$573,334

End of Period Net Investment in Leases	$502,496	$525,381	$555,701	$575,718	$596,121

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.92%	0.99%	0.95%	0.83%	1.08%
30+ Days Past Due Delinquencies	$5,296	$5,974	$6,033	$5,472	$7,411

60+ Days Past Due Delinquencies	0.42%	0.57%	0.50%	0.45%	0.47%
60+ Days Past Due Delinquencies	$2,444	$3,415	$3,179	$2,941	$3,204

Net Charge-offs - Total Finance Receivables	$1,493	$1,568	$2,058	$2,147	$1,865
% on Average Total Finance Receivables Annualized	1.26%	1.25%	1.55%	1.55%	1.30%

Allowance for Credit Losses	$6,488	$7,084	$6,919	$7,075	$8,467
% of 60+ Delinquencies	265.47%	207.44%	217.65%	240.56%	264.26%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,395	$1,628	$1,610	$1,697	$1,665

Expense Ratios:
Salaries and Benefits Expense	$6,179	$6,587	$6,355	$6,601	$8,137
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	5.21%	5.24%	4.79%	4.75%	5.67%

Total personnel end of quarter	265	272	281	275	285

General and Administrative Expense	$3,374	$3,543	$3,900	$3,475	$3,807
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	2.85%	2.82%	2.94%	2.50%	2.65%

Efficiency Ratio	53.51%	54.67%	52.97%	49.80%	56.85%

Balance Sheet:

Assets
Investment in Leases and Loans	$500,203	$523,475	$553,296	$573,325	$595,253
Initial Direct Costs and Fees	9,302	9,510	9,932	10,127	10,289
Reserve for Credit Losses	(6,488)	(7,084)	(6,919)	(7,075)	(8,467)
Net Investment in Leases and Loans	$503,017	$525,901	$556,309	$576,377	$597,075
Cash and Cash Equivalents	64,970	75,537	85,830	75,817	85,653
Restricted Cash	3,520	2,161	1,786	1,600	1,273
Other Assets	30,841	36,041	35,614	19,357	18,206
Total Assets	$602,348	$639,640	$679,539	$673,151	$702,207

Liabilities
Deposits	378,188	419,598	461,516	477,423	503,038
Total Debt	$15,514	$5,413	$1,021	$0	$0
Other Liabilities	34,396	37,194	35,727	35,749	36,131
Total Liabilities	$428,098	$462,205	$498,264	$513,172	$539,169

Stockholders' Equity
Common Stock	$128	$129	$129	$130	$130
Paid-in Capital, net	87,492	88,312	89,161	90,608	91,728
Other Comprehensive Income (Loss)	55	41	(152)	(198)	(257)
Retained Earnings	86,575	88,953	92,137	69,439	71,437
Total Stockholders' Equity	$174,250	$177,435	$181,275	$159,979	$163,038

Total Liabilities and
Stockholders' Equity	$602,348	$639,640	$679,539	$673,151	$702,207

Capital and Leverage:
Equity	$174,250	$177,435	$181,275	$159,979	$163,038
Debt to Equity	2.26	2.40	2.55	2.98	3.09
Equity to Assets	28.93%	27.74%	26.68%	23.77%	23.22%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	29.35%	28.70%	27.67%	23.20%	23.46%
Tier 1 Risk-based Capital	31.76%	30.85%	29.73%	26.27%	25.90%
Total Risk-based Capital	32.95%	32.09%	30.86%	27.43%	27.15%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Lynne Wilson
         888 479 9111 Ext. 4108
         lwilson@marlinleasing.com